EXHIBIT 99.1

Forex International Trading Corp. Announces DTC Eligibility

West Hollywood, California, December 6, 2010 - Forex International Trading Corp. (OTC.BB:FXIT - News) ("Forex") a company principally engaged in offering foreign currency market trading to professionals and retail clients over its web-based trading systems, announced today that the company's shares of common stock have become eligible for deposit at the Depository Trust Company (DTC). The DTC provides clearing, settlement and information services for equity securities, corporate and municipal bonds, government and mortgage backed securities, money market instruments and over-the-counter derivatives for securities issuers.

"We are pleased that our common stock is now DTC eligible, which will simplify the process by which shares can be traded or exchanged through brokers of our investors' choice," said Darren Dunckel, Chief Executive Officer of Forex.

About Forex International Trading Corp.

Headquartered in West Hollywood, California, Forex International Trading Corp. operates an advanced online trading platform for Forex markets. The Company focuses on providing individual and institutional investors a platform for buying and selling currencies, precious metals and commodity futures. The Company provides platforms for self-directed, broker-assisted, managed accounts and accumulation programs. Through this platform, customers have access to over 20 currencies and bullion deliveries.

For more information, please visit: http://forex-international-trading.com

Forward-Looking Statements: This press release contains forward-looking statements, including expected industry patterns and other financial and business results that involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others, whether Forex International Trading Corp. can successfully execute its operating plan; its ability to integrate acquired companies and technology; its ability to retain key employees; its ability to successfully combine product offerings and customer acceptance of combined products; general market conditions; and whether Forex International Trading Corp. can successfully develop new products and the degree to which these gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. Forex International Trading Corp.does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

Contact:
Forex International Trading Corp.
Darren C Dunckel
888-333-8075